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                                                            CENTEX EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Centex Corporation, 3333 Holding Corporation ("Holding") and Centex Development Company, L.P. ("CDC") registering the issuance and sale of up to an additional 1,500,000 shares of the common stock of Centex Corporation (and corresponding beneficial interests in the 1,000 outstanding shares of Holding common stock and the 900 outstanding warrants to purchase Class B Units of limited partnership interest in CDC, as described in the Registration Statement on Form S-8) pursuant to the Amended and Restated 1998 Centex Corporation Employee Non-Qualified Stock Option Plan of our reports which are incorporated by reference in the Joint Annual Report on Form 10-K of Centex Corporation, Holding and CDC for their fiscal years ended March 31, 1998 filed with the Securities and Exchange Commission.


                                        ARTHUR ANDERSEN LLP


Dallas, Texas,
March 10, 1999